Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement 333-280696 on Form S-8 of our report dated March 5, 2025, relating to the financial statements of Landbridge Company LLC appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Houston, Texas

March 5, 2025